Exhibit 2.1

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/20/1998
                                                             981280598 - 2922439

                          CERTIFICATE OF INCORPORATION
                                       OF
                          ALEXANDER INTERNATIONAL, INC.

     FIRST: name of this corporation shall be:

                          ALEXANDER INTERNATIONAL, INC.

     SECOND: Its registered office in the State of Delaware is to be located at 1013 Center Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

     THIRD: The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

     One Hundred Million (100,000,000) shares of which Eighty Million (80,000,000) with a par value of One Tenth of One Mil ($.0001) each, amounting to Eight Thousand Dollars ($8,000.00) are Common Stock and Twenty Million (20,000,000) shares with a par value of One Tenth of One Mil ($.0001) each, amounting to Two Thousand Dollars ($2,000.00) are Preferred Stock.

     FIFTH: The name and mailing address of the incorporator is as follows:

                             Stacie Keffer
                             The Company Corporation
                             1013 Centre Road
                             Wilmington, DE 19805

     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the Bylaws.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate or incorporation this twentieth day of July, A.D. 1998.

                                  /s/ Stacie Keffer
                                  ------------------------
                                  Stacie Keffer
                                  Incorporator